Exhibit 99.B(h)(ii)(d)

AMENDMENT

TO

TRANSFER AGENCY AND REGISTRAR AGREEMENT

This Amendment to Transfer Agency And Registrar Agreement, dated as of June 28, 2013 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Munder Series Trust (“MST”).

Background

BNYM (under its former name PFPC Inc.), MST and Munder Series Trust II (“MST II”) (MST and MST collectively referred to herein as the “Trusts”) previously entered into a Transfer Agency And Registrar Agreement, dated as of June 1, 2008 (“Original Agreement”), and BNYM (under its current name or under its former name PNC Global Investment Servicing (U.S) Inc.) and the Trusts previously entered into amendments to the Original Agreement as follows:

Amendment to Exhibit 1, dated June 30, 2008

Amendment and restatement of Schedule D, dated as of July 1, 2008

Red Flags Services Amendment, dated as of May 1, 2009

Amendment and restatement of Schedule A, dated as of May 1, 2009

Amendment and restatement of Schedule D, dated as of July 1, 2009

Amendment and restatement of Exhibit 1, dated as of January 1, 2010

Amendment and restatement of Schedule D, dated as of July 1, 2010

Amendment To Transfer Agency And Registrar Agreement, dated as of June 1, 2011

Amendment and restatement of Schedule D, dated as of July 1, 2011

Amendment and restatement of Schedule D, dated as of July 1, 2012

The Original Agreement and the foregoing amendments are referred to collectively as the “Current Agreement”.  BNYM and the Trusts now wish to amend the Current Agreement as set forth in this Amendment. Unless defined herein, capitalized terms have the meaning ascribed to them in the Agreement.

Terms

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree to the foregoing statements and as follows:

1.                                      Modifications to Current Agreement.  The Current Agreement is amended as follows:

(a)                                 Effective June 1, 2013, Exhibit 1 is deleted in its entirety and replaced with the Exhibit 1 attached to the Amendment to Transfer Agency And Registrar Agreement, dated as of June 28, 2013.

(b)                                 Section 21(i) shall be deleted and replaced in its entirety with the following:

(i)                                     Entire Agreement; Severability.  The following documents:

Transfer Agency And Registrar Agreement, dated as of June 1, 2008

Amendment to Exhibit 1, dated June 30, 2008

Amendment and restatement of Schedule D, dated as of July 1, 2008

Red Flags Services Amendment, dated as of May 1, 2009

Amendment and restatement of Schedule A, dated as of May 1, 2009

Amendment and restatement of Schedule D, dated as of July 1, 2009

Amendment and restatement of Exhibit 1, dated as of January 1, 2010

Amendment and restatement of Schedule D, dated as of July 1, 2010

Amendment to Transfer Agency And Registrar Agreement, dated as of June 1, 2011

Amendment and restatement of Schedule D, dated as of July 1, 2011

Amendment and restatement of Schedule D, dated as of July 1, 2012

Amendment To Transfer Agency And Registrar Agreement, dated as of June 28, 2013 and all Schedules, Exhibits and attachments thereto constitute the final, complete, exclusive and fully integrated record of the agreement reached by the parties with respect to the subject matter therein and supersede all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the same subject matter; provided, however, the rights and obligations of the parties under the Agreement as of any particular date during its effectiveness shall be determined exclusively by reference to the terms of the Agreement as it may have been cumulatively amended through such determination date (for purposes of clarity: an Amendment shall apply on and after its effective date and shall not have or be given retroactive application unless retroactive application, in whole or in part, is expressly provided for therein).  If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

2.                                      Adoption of Amended Agreement by New Funds.  Each Fund added to Exhibit 1 by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment , it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date indicated on Exhibit 1, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.                                      Remainder of Current Agreement.  Except as explicitly amended by this Amendment, the terms and provisions of the Current Agreement are hereby ratified and remain in full force and effect.

4.                                      Governing Law.  The governing law of the Current Agreement shall be the governing law of this Amendment.

5.                                      Entire Agreement.  This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                                      Facsimile Signatures; Counterparts.  This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

Munder Series Trust		BNY Mellon Investment Servicing (US) Inc.
On behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund

By:	/s/ Stephen J. Shenkenberg	By:	/s/ William Greilish

Name:	Stephen J. Shenkenberg	Name:	William Greilish

Title:		Title:	Managing Director

Exhibit 1

(dated June 28, 2013)

to

Transfer Agency and Registrar Agreement

between

BNY Mellon Investment Servicing (US) Inc. and Munder Series Trust

List of Funds

Munder Series Trust

Munder Asset Allocation Fund - Balanced*

Munder Bond Fund

Munder Emerging Markets Small-Cap Fund**

Munder Growth Opportunities Fund

Munder Index 500 Fund

Munder Integrity Mid-Cap Value Fund

Munder Integrity Small/Mid-Cap Value Fund

Munder International Equity Fund***

Munder International Fund — Core Equity

Munder International Small-Cap Fund

Munder Large-Cap Growth Fund****

Munder Large-Cap Value Fund*****

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Veracity Small-Cap Value Fund

Munder Series Trust II******

*	Liquidated on October 14, 2011
**	Effective July 1, 2013
***	Merged into Munder International Fund — Core Equity on December 7, 2012
****	Merged into Munder Growth Opportunities Fund on September 16, 2011
*****	Liquidated on March 25, 2013
******	Deregistered with the Securities and Exchange Commission on April 25, 2012